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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related prospectus of Shaman Pharmaceuticals, Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 20, 1997, with respect to the financial statements of Shaman Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Palo Alto, California
March 24, 1997